Exhibit 99.1

Casdin Capital Invests $50 Million in Codexis to Accelerate Strategic Growth Initiatives

Investment to fund strategic growth initiatives across the diverse and expanding synthetic biology end market

REDWOOD CITY, Calif. (June 20, 2019) – Codexis, Inc. (Nasdaq: CDXS), a leading synthetic biology company, announces that Casdin Capital, LLC, a New York City-based life science-focused investment firm and current stockholder of Codexis, has invested approximately $50 million in Codexis through the purchase of shares of Codexis’ common stock in a private placement.

“The value and the versatility of Codexis’ business and engineering platform enables a diverse set of high-growth capabilities across multiple markets,” said Codexis President and CEO John Nicols. “Casdin has long recognized our technology and leadership capability and, with their latest investment, we have significant financial flexibility to capitalize on a variety of growth opportunities.”

“The ability to drive performance and economic advantages through the intelligent engineering of enzymes is now a critical capability across a diverse set of end markets,” said Eli Casdin, CEO of Casdin Capital. “We believe that Codexis is one of the few proven management teams and technology platforms capable of capturing this fast-growing market demand and are excited to catalyze their strategic growth initiatives.”

About the Private Placement

On June 20, 2019, Codexis sold 3,048,780 shares of common stock at a price per share of $16.40 in the private placement. The shares of common stock sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were sold in a private placement pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Codexis has agreed to file a registration statement covering the resale of the shares of common stock acquired by Casdin within 180 days, subject to certain exceptions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Casdin Capital

Casdin Capital LLC was founded in 2012 and brings a deep understanding, expertise and long-term perspective to financing the next generation of life science innovation. For more information, please visit casdincapital.com.

About Codexis, Inc.

Codexis is a leading protein engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes. For more information, see www.codexis.com

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Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Codexis’ expectations regarding its growth strategy and strategic initiatives, the market for Codexis’ products and services, the value and versatility of Codexis’ business and engineering platform and Codexis’ ability to capitalize on growth opportunities and expand into additional applications. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: the uncertainties inherent in research and the clinical development process, including risks, uncertainties and costs associated with the successful development of biotherapeutic candidates; Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its biocatalysis business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical or food products are not received well in the markets; Codexis’ ability to develop and commercialize new products for the biocatalysis markets; Codexis’ dependence on a limited number of contract manufacturers for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces, including the fine chemicals, therapeutics and in vitro molecular diagnostics markets; Codexis’ ability to comply with the terms of its credit facility and its associated debt service obligations; Codexis’ need for additional capital in the future in order to expand its business or to adjust for market conditions or strategic considerations, which may involve Codexis entering into equity offerings, debt financings, credit facilities and/or strategic collaborations; Codexis’ dependence on key personnel; Codexis’ ability to establish and maintain adequate protection for intellectual property, trade secrets and other proprietary rights covering its technologies; costs and risks associated with strategic transactions, including acquisitions; and any claims by third parties that Codexis is infringing their intellectual property rights or other proprietary rights. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and Quarterly Report on Form 10-Q filed May 8, 2019, including under the caption “Risk Factors” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

LHA Investor Relations

Jody Cain, 310-691-7100

jcain@lhai.com

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